Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces Preliminary Second Quarter 2014 Results
SAN JOSE, Calif.-July 14, 2014-Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, announced today its preliminary results for the second quarter of 2014.
Net revenue for the second quarter of 2014 is expected to be in the range of $108.0 million to $110.0 million, compared with the Company's previous guidance of $113.0 million to $123.0 million. GAAP gross margin is expected to be in the range of 44.5% to 46.5%, compared with the Company's previous guidance of 49.5% to 50.5%. GAAP operating expenses are expected to be in the range of $58.5 million to $59.5 million, compared with the Company's previous guidance of $61.0 million to $62.0 million. Non-GAAP gross margin is expected to be in the range of 49.0% to 51.0%, compared with the Company's previous guidance of 52.5% to 53.5%. Non-GAAP operating expenses are expected to be in the range of $52.5 million to $53.5 million, compared with the Company's previous guidance of $54.5 million to $55.5 million. Non-GAAP net income per diluted share for the second quarter of 2014 is expected to be in the range of $0.00 to $0.02.
Preliminary bookings for the second quarter of 2014 were $113.4 million, with first half 2014 bookings approximately 1% higher than bookings in the first half of 2013.
Total backlog and deferred revenue was $132.1 million as of June 27, 2014, compared to $126.4 million as of March 29, 2014.
Total cash, cash equivalents and short-term investments are expected to be in the range of $133.0 million to $135.0 million at the end of the second quarter 2014. In the second quarter of 2014, the Company used approximately $25.7 million to repurchase approximately 3.6 million shares of common stock under its share repurchase program.

“We are disappointed in our second quarter results," said Patrick Harshman, President and Chief Executive Officer. “We saw a global slowdown in our video business as several of our larger customers began planning for our new virtualized approaches for delivering video services. This video slowdown was particularly pronounced among EMEA and North American Broadcast and Media customers, where we also saw several anticipated projects delayed and growing consideration of the new Ultra HD format and new HEVC compression technology.”

“Our North America Cable business performed better, as strong demand for our cable edge products continued, including for the NSG Pro platform released last year. Looking ahead, while the transitioning video market is turbulent and we are consequently cautious about our near-term results, the growing signs of coming video technology investment cycles and our cable customers’ continuing positive response to our CCAP products are encouraging. We therefore remain positioned and focused on achieving the company’s overarching objectives for driving sustainable top and bottom line growth.”

Business Outlook
For the third quarter of 2014, Harmonic anticipates:

•	Net revenue in the range of $103.0 million to $113.0 million

•	GAAP gross margins in the range of 48.0% to 49.0%

•	GAAP operating expenses in the range of $57.5 million to $58.5 million

•	Non-GAAP gross margins in the range of 52.0% to 53.0%

•	Non-GAAP operating expenses in the range of $51.5 million to $52.5 million
See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
As Harmonic has not yet completed its quarter-end fiscal close for its second quarter ended June 27, 2014, or its analysis of the quarter, the results presented in this press release are estimated and preliminary and, therefore, may change. The Company plans to report its complete unaudited GAAP and Non-GAAP results on July 28, 2014.
Conference Call Information
Harmonic will host a conference call to discuss its preliminary financial results at 5:30 a.m. Pacific (8:30 a.m. Eastern) on July 14, 2014. A listen-only broadcast of the conference call can be accessed either from the Company's website at www.harmonicinc.com or by calling +1.847.619.6547 or +1.888.895.5271 (passcode# 37702647). A replay of the conference call will be available after 8:00 a.m. Pacific at the same website address or by calling +1.630.652.3042 or +1.888.843.7419 (passcode# 37702647).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. The Company's production-ready innovation enables content and service providers to efficiently create, prepare, and deliver differentiated services for television and new media video platforms. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: our final results for the second quarter ended June 27, 2014; our expectations concerning quarter-on-quarter growth; and net revenue, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the third quarter of 2014. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility, in no particular order, that: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations, including in Ukraine; risks associated with our CCAP product initiative, dependence on market acceptance of several broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on our business of natural disasters; and the risk that our share repurchase program will not continue to result in material purchases of our common stock. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended March 28, 2014, and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, we exclude a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margin, operating expenses, income (loss) from operations and net income (loss) and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures. These adjustments are restructuring and related charges and non-cash items, such as stock-based compensation expense, amortization of intangibles, and adjustments that normalize the tax rate. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.
CONTACTS:

Carolyn V. Aver	Blair King
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.542.2500	+1.408.490.6172

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(in millions, except percentages and per share data)

	Three months ended
	June 27, 2014
	Gross Profit	Total Operating Expense	Income (Loss) from Operations
GAAP from continuing operations	$48.0 to $51.0	$58.5 to $59.5	($8.5) to ($10.5)
Stock-based compensation in cost of revenue	0.6	—	0.6
Stock-based compensation in research and development	—	(1.3)	1.3
Stock-based compensation in selling, general and administrative	—	(2.7)	2.7
Amortization of intangibles	4.5	(1.7)	6.2
Restructuring and related charges	—	(0.3)	0.3
Non-GAAP from continuing operations	$53.0 to $56.0	$52.5 to $53.5	$0.5 to $2.5
As a % of revenue (GAAP)	44.5% to 46.5%	53.5% to 54.5%	(8.0%) to (10.0%)
As a % of revenue (Non-GAAP)	49.0% to 51.0%	48.0% to 49.0%	0.5% to 2.5%

Diluted net income per share from continuing operations-Non-GAAP				$0.00 to $0.02
Shares used to compute diluted net income per share from continuing operations-Non-GAAAP				95.3